Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
Debtors: Delphi Corporation, et al. (1)
Case Number: Jointly Administered 05-44481 (RDD)
Monthly Operating Report for the Month Ended:
April 30, 2006
Debtors’ Address:
5725 Delphi Drive
Troy, Michigan 48098
Monthly Operating Loss: $181 million
Debtors’ Attorneys:
John Wm. Butler Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Suite 2100
Chicago, IL 60606
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
And
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Report Preparer:
The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: May 31, 2006	/s/ JOHN D. SHEEHAN

John D. Sheehan
Vice President and Chief Restructuring Officer, Chief Accounting Officer and Controller

(1)	See next page for a listing of Debtors by case number.

(2)	All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
(1) The Debtors in these jointly administered cases are as follows:

Case
Debtor Name	Number

Delphi NY Holdings Corporation	05-44480
Delphi Corporation	05-44481
ASEC Manufacturing General Partnership	05-44482
ASEC Sales General Partnership	05-44484
Environmental Catalysts, LLC	05-44503
Delphi Medical Systems Colorado Corporation	05-44507
Delphi Medical Systems Texas Corporation	05-44511
Delphi Medical Systems Corporation	05-44529
Specialty Electronics International Ltd.	05-44536
Specialty Electronics, Inc.	05-44539
Delphi Liquidation Holding Company	05-44542
Delphi Electronics (Holding) LLC	05-44547
Delphi Technologies, Inc.	05-44554
Delphi Automotive Systems Tennessee, Inc.	05-44558
Delphi Mechatronic Systems, Inc.	05-44567
Delphi Automotive Systems Risk Management Corporation	05-44570
Exhaust Systems Corporation	05-44573
Delphi China LLC	05-44577
Delphi Automotive Systems Korea, Inc.	05-44580
Delphi International Services, Inc.	05-44583
Delphi Automotive Systems Thailand, Inc.	05-44586
Delphi Automotive Systems International, Inc.	05-44589
Delphi International Holdings Corporation	05-44591
Delphi Automotive Systems Overseas Corporation	05-44593
Delphi Automotive Systems (Holding), Inc.	05-44596
Delco Electronics Overseas Corporation	05-44610
Delphi Diesel Systems Corporation	05-44612
Delphi LLC	05-44615
Aspire, Inc.	05-44618
Delphi Integrated Service Solutions, Inc.	05-44623
Delphi Connection Systems	05-44624
Packard Hughes Interconnect Company	05-44626
DREAL, Inc.	05-44627
Delphi Automotive Systems Services LLC	05-44632
Delphi Services Holding Corporation	05-44633
Delphi Automotive Systems Global (Holding), Inc.	05-44636
Delphi Foreign Sales Corporation	05-44638
Delphi Automotive Systems Human Resources LLC	05-44639
Delphi Automotive Systems LLC	05-44640
Delphi Furukawa Wiring Systems LLC	05-47452
Delphi Receivables LLC	05-47459
MobileAria, Inc.	05-47474
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
INDEX
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from consolidated Debtor group)

	Month Ended	October 8, 2005 to
	April 30, 2006	April 30, 2006
	(in millions)
Net sales:
General Motors and affiliates	$761	$6,034
Other customers	548	4,080
Intercompany non-Debtor subsidiaries	48	334

Total net sales	1,357	10,448

Operating expenses:
Cost of sales, excluding items listed below	1,391	10,317
Selling, general and administrative	90	603
Depreciation and amortization	57	627

Total operating expenses	1,538	11,547

Operating loss	(181)	(1,099)
Interest expense (contractual interest expense was $44 million and $292 million, respectively)	(30)	(197)
Other income (expense), net	(1)	(8)

Loss before reorganization items, income taxes, equity income and cumulative effect of accounting change	(212)	(1,304)
Reorganization items	(5)	(13)
Income tax benefit (expense)	1	(1)
Equity income from non-consolidated subsidiaries, net of tax	2	40
Equity income (loss) from non-Debtor subsidiaries, net of tax	22	(80)
Cumulative effect of accounting change, net of tax	—	(15)

Net loss	$(192)	$(1,373)

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION BALANCE SHEET
(Non-filed entities, principally non-U.S. subsidiaries, excluded from consolidated Debtor group)

April 30, 2006
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$993
Accounts receivable, net:
General Motors and affiliates	1,820
Other third parties	1,315
Non-Debtor subsidiaries	305
Notes receivable from non-Debtor subsidiaries	366
Inventories, net:
Productive material, work-in-process and supplies	865
Finished goods	341
Prepaid expenses and other	476

Total current assets	6,481
Long-term assets:
Property, net	2,657
Goodwill	139
Other intangible assets	39
Pension intangible assets	871
Investments in non-Debtor subsidiaries	3,364
Other	723

Total assets	$14,274

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities not subject to compromise:
Secured debt in default	2,492
Accounts payable	1,174
Accounts payable to non-Debtor subsidiaries	493
Accrued liabilities	643

Total current liabilities	4,802

Long-term liabilities not subject to compromise:
Debtor-in-possession financing	250
Employee benefit plan obligations and other	625

Total long-term liabilities	875

Liabilities subject to compromise	15,218

Total liabilities	20,895

Stockholders’ deficit:
Common stock, $0.01 par value, 1,350 million shares authorized, 565 million shares issued	6
Additional paid-in capital	2,755
Accumulated deficit	(6,965)
Minimum pension liability	(2,291)
Accumulated other comprehensive loss, excluding minimum pension liability	(74)
Treasury stock, at cost (3.2 million shares)	(52)

Total stockholders’ deficit	(6,621)

Total liabilities and stockholders’ deficit	$14,274

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from consolidated Debtor group)

Month Ended
April 30, 2006
(in millions)
Cash flows from operating activities:
Net loss	$(192)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	57
Pension and other postretirement benefit expenses	128
Equity income from unconsolidated subsidiaries, net of tax	(2)
Equity income from non-Debtor subsidiaries, net of tax	(22)
Reorganization items	5
Changes in operating assets and liabilities:
Accounts receivable, net	85
Inventories, net	(63)
Prepaid expenses and other	28
Accounts payable, accrued and other long-term liabilities	41
Pension contributions	(59)
Other postretirement benefit payments	(17)
Receipts (payments) for reorganization items, net	2
Other	51

Net cash provided by operating activities	42

Cash flows from investing activities:
Capital expenditures	(32)

Net cash used in investing activities	(32)

Cash flows from financing activities:
Repayments of other debt	(1)

Net cash used in financing activities	(1)

Increase in cash and cash equivalents	9
Cash and cash equivalents at beginning of period	984

Cash and cash equivalents at end of period	$993

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
1. Background and Organization
     General – Delphi Corporation (“Delphi” or the “Company”) is a world-leading supplier of vehicle electronics, transportation components, integrated systems and modules, and other electronic technology.
     Chapter 11 Reorganization Cases – On October 8, 2005, Delphi and certain of its United States (“U.S.”) subsidiaries (the “Initial Filers”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), and on October 14, 2005, three additional U.S. subsidiaries of Delphi (collectively with the Initial Filers, the “Debtors”) filed voluntary petitions for relief under the Bankruptcy Code (the Debtors’ October 8, 2005 and October 14, 2005 filings are referred to herein collectively as the “Chapter 11 Filings”). See the second page of this report for a listing of the Debtors and case number information. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Delphi’s non-U.S. subsidiaries were not included in the filings and will continue their business operations without supervision from U.S. courts. On October 17, 2005 the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors. On March 22, 2006, the Court granted a motion to create an equity committee to represent the interests of Delphi’s stock owners and on April 28, 2006, the U.S. Trustee appointed a committee of equity security holders in these chapter 11 cases.
     On January 20, 2006, the Debtors filed with the Court the Schedules of Assets and Liabilities and Statements of Financial Affairs (the “Schedules and Statements”), as required by the Bankruptcy Code. In addition, on February 1, 2006 and April 18, 2006, the Debtors filed certain amendments to the Schedules and Statements.
     On February 3, 2006, the United States Trustee convened a meeting of creditors of Delphi pursuant to section 341 of the Bankruptcy Code. A section 341 meeting is a statutorily mandated meeting of creditors, presided over by the United States Trustee, at which a debtor’s representatives appear. All creditors of the debtor are entitled to attend a section 341 meeting. At the conclusion of the section 341 meeting, the United States Trustee closed the meeting.
     On April 12, 2006, the Court established a bar date of July 31, 2006 for filing proofs of claim against the Debtors’ estates.
2. Basis of Presentation
     Condensed Consolidated Debtor-in-Possession Financial Statements – The financial statements and supplemental information contained herein are unaudited, preliminary and may not comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”), in all material respects. In addition, the financial statements and supplemental information contained herein represent the condensed consolidated financial information for the Debtors only. Delphi’s non-Debtor subsidiaries are treated as non-consolidated subsidiaries in the attached financial statements and as such, their net income (loss) is included as “Equity income (loss) from non-Debtor subsidiaries, net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor subsidiaries” in the balance sheet.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does, however, require that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
     The unaudited consolidated financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with U.S. GAAP, and upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with U.S. GAAP. The amounts presented in the statement of operations for the period October 8, 2005 to April 30, 2006 and other footnote disclosures include certain adjustments that were identified as a result of the completion of the
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
Company’s consolidated financial statements for the year ended December 31, 2005. As of April 30, 2006, certain prepaid balances and pre- and postpetition trade accounts payable balances are subject to further review and reclassification. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2004 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the period ended September 30, 2005 that were filed with the United States Securities and Exchange Commission.
     The results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.
     Intercompany Transactions – Intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor subsidiaries have not been eliminated in the financial statements and are reflected as intercompany receivables, loans, and payables.
     General Motors and Affiliates – Includes activity with General Motors Corporation (“GM”) and its consolidated subsidiaries. Activity with GM’s non-consolidated subsidiaries (such as GM Shanghai) and activity with other Tier 1 suppliers who sell directly to GM is classified as other (non-GM) customer activity.
     Property – Includes property, plant, and equipment and is recorded at cost net of accumulated depreciation.
     Goodwill and Long-lived Asset Impairment Charges – During the month of December 2005, the Debtors recorded in “Depreciation and amortization” approximately $140 million of goodwill and $95 million of long-lived asset impairment charges. These are not cash charges; therefore, these impairment charges will not result in future cash expenditures. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), Delphi reviews the recoverability of goodwill at least annually and any time business conditions indicate a potential change in recoverability. Similarly, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), Delphi evaluates the recoverability of certain long-lived assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. No goodwill or long-lived asset impairment charges were recorded during the month of April 2006.
     As previously disclosed, Delphi has experienced deteriorated financial performance resulting in substantial net losses in 2005. Delphi believes that several significant issues have largely contributed to the deterioration of Delphi’s financial performance: (a) a competitive U.S. vehicle production environment for domestic original equipment manufacturers resulting in the reduced number of motor vehicles that GM, our largest customer, produces annually in the U.S. and related pricing pressures; (b) increasing commodity prices; (c) U.S. labor legacy liabilities and noncompetitive wage and benefit levels; and (d) restrictive collectively bargained labor agreement provisions which inhibit Delphi’s responsiveness to market conditions, including exiting non-strategic, non-profitable operations. As a result, Delphi has lowered expectations for future performance absent the ability to complete a transformation plan through its reorganization under chapter 11 of the Bankruptcy Code.
     The deterioration of Delphi’s U.S. financial performance as discussed above, combined with an unfavorable outlook absent completion of a successful U.S. reorganization, was an indicator for potential impairment. Additionally, reduced profitability at certain sites and product lines in Western Europe resulting from flattening revenue together with higher commodity costs was also considered. This led management to test the recoverability of its long-lived assets and goodwill against a business outlook which assumed no changes in the current operating environment, including no changes to the Company’s overall cost structure or compromise of any of its legacy liabilities. As Delphi’s bankruptcy case proceeds and its reorganization plan is further developed, Delphi may determine that additional impairment charges should be recognized.
     Management determined the goodwill impairment charges by comparing the carrying value of each of its reporting units to the fair value of the reporting unit as determined using a discounted cash flows analysis. In accordance with SFAS No. 142, where the carrying value exceeded the discounted cash flow for a particular reporting unit, goodwill impairment charges were recognized. The goodwill impairment charges recognized were determined by stating all other assets and liabilities of a reporting unit at their fair values with the remaining fair
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
value of the reporting unit attributed to goodwill. The resulting goodwill impairment charges are the excess of the recorded goodwill balance over the calculated fair value of goodwill for the reporting unit. Delphi’s reporting units for purposes of SFAS No. 142 are global businesses focused on product families. The fair value of the reporting units was negatively impacted by the continued deterioration of business conditions, principally in the U.S., as described above. As a result of the goodwill impairment analysis, one of Delphi’s global reporting units recorded goodwill impairments.
     Management determined the asset impairment charges by comparing the estimated future cash flows against carrying values of assets. Specifically, Delphi tested certain long-lived assets, primarily property, plant, and equipment, for impairment at each plant site that had operating losses during 2005 and/or an expectation of future losses over the remaining asset life. In accordance with SFAS No. 144, where the carrying value of an asset exceeds the future cash flows at that site, asset impairment charges are being recognized for the amount that the carrying value exceeds fair value, which primarily is determined using discounted future cash flows.
     Contractual Interest Expense – Contractual interest expense represents amounts due under the contractual terms of outstanding debt during the month, including unsecured debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.
     Taxes – Delphi accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. Due to the Company’s history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, during the fourth quarter of 2004, Delphi established a 100% valuation allowance against its U.S. deferred tax assets. As a result, Delphi discontinued recognizing income tax benefits for net operating losses incurred in periods subsequent to December 31, 2004 and continues to record a 100% valuation allowance against all U.S. deferred tax assets.
     The Debtors’ have received authorization, but not direction, to pay sales, use, trust fund, and certain other taxes in the normal course. Accordingly, the Debtors have paid the applicable taxes when due. See the schedules of payroll and other taxes paid for additional information regarding taxes paid.
     Cumulative Effect of Accounting Change – On December 31, 2005, Delphi adopted FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of SFAS No. 143.” FIN No. 47 clarifies that the term conditional asset retirement obligation as used in SFAS No. 143 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event. FIN No. 47 also clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if fair value can be reasonably estimated. The accounting for FIN No. 47 uses the same methodology as SFAS No. 143. As a result of adopting FIN No. 47 on December 31, 2005, we identified conditional retirement obligations primarily related to asbestos abatement at certain of our sites and recorded a cumulative effect charge against earnings of approximately $15 million, after-tax.
3. Equity Income (Loss) from Non-Debtor Subsidiaries, Net of Tax
     During the month of December 2005, the Debtors’ non-Debtor subsidiaries recorded losses, net of tax, of $264 million, including pre-tax goodwill and long-lived asset impairment charges of approximately $255 million and $92 million, respectively. These are not cash charges; therefore, these impairment charges will not result in future cash expenditures. The goodwill charges resulted from the impairment analyses described above in Note 2, “Basis of Presentation, Goodwill and Long-lived Asset Impairment Charges,” and relate to amounts originally recorded on the books of non-Debtor subsidiaries. The asset impairment charges, which were calculated on the same basis as described in Note 2, “Basis of Presentation, Goodwill and Long-lived Asset Impairment Charges,” relate to certain non-Debtor manufacturing facilities, principally in Western Europe.
4. Debtor-in-Possession (“DIP”) Financing
     On October 14, 2005, Delphi entered into a Revolving Credit, Term Loan and Guaranty Agreement (the “DIP Credit Facility”) to borrow up to $2.0 billion from a syndicate of lenders. The DIP Credit Facility consists of a $1,750 million revolving facility and a $250 million term loan facility (collectively, the “DIP Loans”). The DIP Credit Facility contains various representations, warranties and covenants by the Debtors that are customary for
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.
     On October 27, 2005, Delphi entered into the First Amendment to the DIP Credit Facility (the “First Amendment”). Under the terms of the First Amendment the Company has agreed, among other things, to mandatory prepayments from Asset Sales and Recovery Events (each as defined in the First Amendment). The First Amendment also modified the terms of the Borrowing Base (as defined in the DIP Credit Facility) computation, which limits the amount outstanding under the DIP Loans at any one time.
     On October 28, 2005, the Court granted, on a final basis, the Debtors’ motion for approval of the DIP financing order. The DIP financing order granted final approval of the DIP Credit Facility, as amended, and final approval of an adequate protection package for certain prepetition facilities. Following approval of the final DIP financing order, the Debtors have access to $2 billion in DIP financing subject to the terms and conditions set forth in the DIP financing documents, as amended, and $2.5 billion under certain prepetition facilities, for a total financing of $4.5 billion.
     On November 21, 2005, Delphi entered into an Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement (the “Amended DIP Credit Facility”) which, among other things, adds new lenders to the DIP Credit Facility, increases the interest rate that was provided under the DIP Credit Facility, and alters the provisions regarding future amendments. The Amended DIP Credit Facility carries an interest rate at the option of Delphi of either (i) the Administrative Agent’s Alternate Base Rate (as defined in the Amended DIP Credit Facility) plus 1.75% or (ii) 2.75% above the Eurodollar base rate, which is the London Interbank Borrowing Rate (“LIBOR”). The LIBOR interest rate period can be set at a one, three, or six-month period as selected by Delphi in accordance with the terms of the Amended DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement of the Alternate Base Rate or LIBOR through the term of the DIP Loans. The Amended DIP Credit Facility will expire on the earlier of October 8, 2007 and the date of substantial consummation of a Reorganization Plan that is confirmed pursuant to an order of the Court. Borrowings under the Amended DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
     Also on November 21, 2005, the $250 million term loan was funded and the Company elected to pay interest at LIBOR plus 2.75% for a six month period. As of April 30, 2006, there were no amounts outstanding under the DIP revolving facility, but the Company had approximately $44 million in letters of credit outstanding under the DIP revolving facility as of that date.
5. Reorganization Items
     SOP 90-7 requires reorganization items such as realized gains and losses from the settlement of prepetition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under chapter 11, to be separately disclosed. The Debtors’ reorganization items consist of the following:

	Month Ended	October 8, 2005 to
	April 30, 2006	April 30, 2006
	(in millions)
Professional fees directly related to reorganization	$(11)	$(70)
Interest income	6	40
Gain on settlement of prepetition liabilities	—	11
Other	—	6

Total Reorganization Items	$(5)	$(13)

     Professional fees directly related to the reorganization (“Professional Fees”) include fees and reimbursable expenses associated with advisors to the Debtors, unsecured creditors, secured creditors, and unions. Professional Fees for the month ended April 30, 2006 were estimated by the Debtors and will be reconciled to actual invoices when received.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
6. Liabilities Subject to Compromise
     As a result of the Chapter 11 Filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-chapter 11 liabilities are stayed. Although prepetition claims are generally stayed, at hearings held in mid October 2005 and November 2005, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management, and retention of professionals.
     The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations, with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. On April 12, 2006, the Court entered an order establishing July 31, 2006 as the bar date. The bar date is the date by which claims against the Debtors arising prior to the Debtors’ Chapter 11 Filings must be filed if the claimants wish to receive any distribution in the chapter 11 cases. On April 17, 2006, the Debtors commenced notification, including publication, to all known actual and potential creditors informing them of the bar date and the required procedures with respect to the filing of proofs of claim with the Court. Any differences between claim amounts listed by the Debtors in their Schedules of Assets and Liabilities (as amended) and claims filed by creditors will be investigated and, if necessary, the Court will make the final determination as to the amount, nature and validity of claims. The determination of how liabilities will ultimately be settled and treated cannot be made until the Court approves a chapter 11 plan of reorganization. Accordingly, the ultimate amount of such liabilities is not determinable at this time. Classification for purposes of these financial statements of any prepetition liabilities on any basis other than liabilities subject to compromise is not an admission against interest or legal conclusion by the Debtors as to the manner of classification, treatment, allowance or payment in the Debtors’ chapter 11 cases, including in connection with any plan of reorganization that may be confirmed by the Court and that may become effective pursuant to the Court’s order.
     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Liabilities subject to compromise consist of the following:

April 30, 2006
(in millions)
Pension obligations (3)	$3,651
Postretirement obligations other than pensions (3)	6,555
Debt and notes payable	2,462
Accounts payable	923
Other	1,627

Total Liabilities Subject to Compromise	$15,218

(3)	Due to the complex nature of the calculation of these liabilities, a small portion of the balances represent amounts potentially considered to be administrative claims.
7. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed postpetition accounts payable have been and are being paid under agreed-upon payment terms.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL AND PAYROLL TAXES WITHHELD AND INCURRED
MONTH ENDED APRIL 30, 2006

	Employee Payroll Taxes	Employer Payroll
Gross Wages Paid	Withheld	Taxes Owed

$249,888,179	$69,323,852	$20,534,292

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED APRIL 30, 2006

Payee	Payroll Taxes Paid

Internal Revenue Service	$61,813,695
State of Michigan	9,386,284
City of Flint, MI	147,729
City of Saginaw, MI	126,641
City of Grand Rapids, MI	11,703
City of Detroit, MI	4,761
City of Walker, MI	3,150
City of Pontiac, MI	622
State of Ohio	8,776,697
City of Dayton, OH	354,350
City of Kettering, OH	164,247
City of Moraine, OH	150,171
City of Warren, OH	133,230
City of Vandalia, OH	69,443
City of Niles, OH	46,256
Ohio School District	35,211
City of Columbus, OH	20,392
City of Norwalk, OH	9,463
City of Port Clinton, OH	7,031
City of Hubbard, OH	6,633
City of Bellevue, OH	6,408
City of Elyria, OH	5,546
City of Huron, OH	5,063
City of Trotwood, OH	4,058
City of Newton Falls, OH	2,718
City of Dublin, OH	2,304
City of Xenia, OH	1,762
City of Lordstown, OH	1,126
City of Hamilton, OH	1,017
City of Springfield, OH	963
City of Cincinnati, OH	422
City of Lorain, OH	398
City of W Carrollton, OH	313
City of Ontario, OH	237
City of Troy, OH	228
City of Fairfield, OH	168
City of Fairborn, OH	136
City of Canton, OH	109
City of Akron, OH	103
City of Mansfield, OH	102
State of Indiana	3,325,888
Allen County, IN	60
State of New York	1,510,524
State of California	1,185,362
State of Alabama	1,106,111
City of Gadsden, AL	14,852
State of Mississippi	602,363
State of Wisconsin	272,866
State of Georgia	206,991
State of New Jersey	138,370
State of Oklahoma	79,095
State of Pennsylvania	47,287
City of Philadelphia, PA	259
City of Towamencin, PA	36
State of Illinois	37,782
State of Kansas	30,248
State of Colorado	21,355
City of Denver, CO	365
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED APRIL 30, 2006

Payee	Payroll Taxes Paid

State of Missouri	15,704
City of Kansas City, MO	2,580
State of South Carolina	14,689
State of Kentucky	6,843
City of Bowling Green, KY	437
State of North Carolina	2,890
State of Virginia	2,456
State of Louisiana	1,705
State of Maryland	1,560
State of Texas	1,558
State of Oregon	1,551
State of Massachusetts	1,304
State of West Virginia	1,213
State of Arizona	1,189
State of Delaware	871
State of Connecticut	752
State of Minnesota	659
State of Washington	517
State of Iowa	210
State of Tennessee	189
Inland Revenue Service (UK)	534,472
Country of Switzerland	5,770

Total	$90,479,823

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED APRIL 30, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Ohio Department of Treasury	Use	$489,507	$489,507
Michigan Department of Treasury	Use	327,479	327,479
Indiana Department of Revenue	Use	246,263	246,263
New York Department of Taxation & Finance	Use	121,882	121,882
Limestone County, Alabama (Payee ALATAX - Tax Trust Account)	Use	84,069	84,069
Mississippi Tax Commission	Use	73,881	73,881
Wisconsin Department of Revenue	Use	35,221	35,221
New Jersey Sales Tax Division	Use	31,590	31,590
Texas Comptroller of Public Accounts	Use	26,922	26,922
Georgia Sales Tax Division	Use	9,468	9,468
Gadsden City, Alabama (Payee ALATAX - Tax Trust Account)	Use	3,946	3,946
Illinois Department of Revenue	Use	2,088	2,088
Tuscaloosa County, Alabama	Use	1,429	1,429
Etowah County, Alabama ( Payee LGREC Inc.)	Use	830	830
Kansas Department of Revenue	Use	386	386
Tuscaloosa, Alabama	Use	55	55
Colorado Dept of Revenue	Use	860	860
Howard County, Indiana	Personal Property	700,552	700,552
Madison County, Indiana	Personal Property	161,613	161,613
Pima County, Arizona	Personal Property	2,419	2,419
Maricopa County, Arizona	Personal Property	267	267
Boulder County, Colorado	Personal Property	236	236
City & County of Denver, Colorado	Personal Property	155	155
Louisiana Department of Revenue	Franchise	550,000	550,000
California Franchise Tax Board	Franchise	14,000	14,000
Connecticut Commissioner of Revenue Services	Franchise	500	500
Howard County, Indiana	Real Property	285,632	285,632
New Brunswick, New Jersey	Real Property	77,203	77,203
Orange County, California	Real Property	45,060	45,060
Mississippi Office of Revenue	Income	193,750	193,750
Alabama Department of Revenue	Income	40,500	40,500
State of New Jersey Division of Revenue	Income	13,650	13,650
Utah State Tax Commission	Income	100	100
District of Columbia Treasurer	Income	100	100
Arizona Department of Revenue	Income	50	50
Treasurer City of Bowling Green, Kentucky	Income	30	30
Alabama Department of Revenue	Consumer Use	86,854	86,854
Ohio Department of Treasury	Kilowatt Hour	74,128	74,128
Alabama Department of Revenue	Seller’s Use	45,286	45,286
State of Michigan	Single Business	36,003	36,003
California Board of Equalization	Sales	23,111	23,111
Colorado Dept of Revenue	Sales	238	238
State of California Board of Equalization	Sales & Use	2,700	2,700
South Carolina Department of Revenue	Sales & Use	50	50
Revenue Canada	Goods & Services	1,608	1,608
Colorado Dept of Revenue	Utility	238	238
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED APRIL 30, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

	Business &
Washington Department of Revenue	Occupation	208	208

Total		$3,812,117	$3,812,117

Note 1:	The amounts listed above for tax due and tax paid include postpetition taxes and only those prepetition taxes for which the Debtors have received Court authorization to pay. Accordingly, certain prepetition taxes (primarily on real and personal property) that the Debtors do not have authority to pay, are not included in the schedule above. Such prepetition taxes are included in the balance sheet as part of “Liabilities Subject to Compromise.”

Note 2:	Certain Debtors also pay transaction taxes such as value added tax (“VAT”) to certain foreign countries based upon the purchase or supply of goods or services within the country and the importation of goods into the country from outside the country. For the purchase of goods or services in certain foreign countries, VAT may either be collected by the supplier from the Debtors or paid directly by the Debtors through self-assessment. For the supply of goods or services in certain foreign countries, the Debtors may collect VAT from the customers and remit the tax to the foreign governments. Upon importation in certain countries, VAT may be paid by the Debtors. In most cases, VAT is recoverable either as an input VAT credit or as a refund. The process of calculating VAT owed or refundable is a complex process of netting VAT paid, collected and remitted. To the best of the Company’s knowledge, all VAT has been paid and is being paid when due. In addition, certain Debtors incur foreign withholding taxes on certain payments from various foreign non-Debtor subsidiaries. These foreign withholding taxes generally apply to interest, royalties, dividends, and service payments received from certain foreign non-Debtor subsidiaries. The foreign withholding taxes are required to be withheld by the foreign non-Debtor subsidiaries and paid over to the foreign tax authorities on behalf of the Debtors. To the best of the Company’s knowledge, all foreign withholding taxes have been withheld by the foreign non-Debtor subsidiaries when required to be withheld and paid over to the appropriate foreign tax authorities when due. These foreign tax payments have not been included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF DISBURSEMENTS
MONTH ENDED APRIL 30, 2006

	Case
Debtor Name	Number	Amount (4)

Delphi NY Holdings Corporation	05-44480	$—
Delphi Corporation	05-44481	—
ASEC Manufacturing General Partnership	05-44482	—
ASEC Sales General Partnership	05-44484	—
Environmental Catalysts, LLC	05-44503	—
Delphi Medical Systems Colorado Corporation	05-44507	3,871,265
Delphi Medical Systems Texas Corporation	05-44511	1,760,429
Delphi Medical Systems Corporation	05-44529	1,264,565
Specialty Electronics International Ltd.	05-44536	—
Specialty Electronics, Inc.	05-44539	357,930
Delphi Liquidation Holding Company	05-44542	—
Delphi Electronics (Holding) LLC	05-44547	—
Delphi Technologies, Inc.	05-44554	4,218,362
Delphi Automotive Systems Tennessee, Inc.	05-44558	—
Delphi Mechatronic Systems, Inc.	05-44567	10,282,128
Delphi Automotive Systems Risk Management Corporation	05-44570	—
Exhaust Systems Corporation	05-44573	7,301,939
Delphi China LLC	05-44577	—
Delphi Automotive Systems Korea, Inc.	05-44580	80,309
Delphi International Services, Inc.	05-44583	7,919,428
Delphi Automotive Systems Thailand, Inc.	05-44586	—
Delphi Automotive Systems International, Inc.	05-44589	—
Delphi International Holdings Corporation	05-44591	—
Delphi Automotive Systems Overseas Corporation	05-44593	17,426
Delphi Automotive Systems (Holding), Inc.	05-44596	—
Delco Electronics Overseas Corporation	05-44610	7,020,855
Delphi Diesel Systems Corporation	05-44612	33,777,171
Delphi LLC	05-44615	—
Aspire, Inc.	05-44618	312,381
Delphi Integrated Service Solutions, Inc.	05-44623	394,718
Delphi Connection Systems	05-44624	5,363,623
Packard Hughes Interconnect Company	05-44626	—
DREAL, Inc.	05-44627	—
Delphi Automotive Systems Services LLC	05-44632	216,921,559
Delphi Services Holding Corporation	05-44633	—
Delphi Automotive Systems Global (Holding), Inc.	05-44636	—
Delphi Foreign Sales Corporation	05-44638	—
Delphi Automotive Systems Human Resources LLC	05-44639	161,098,431
Delphi Automotive Systems LLC	05-44640	1,517,698,847
Delphi Furukawa Wiring Systems LLC	05-47452	180,071
Delphi Receivables LLC	05-47459	—
MobileAria, Inc.	05-47474	2,556,648

(4)	Operating expenses for the month ended April 30, 2006 were used as a proxy for disbursements.
Case Number: 05-44481 (RDD) (Jointly Administered)